Exhibit 4.2

                                WARRANT AGREEMENT

         Agreement made as of __________, 2002 between 99Cent Stuff, Inc. a Florida corporation, with offices at 1801 Clint Moore Road, Boca Raton, Florida 33487 ("Company"), and American Stock Transfer & Trust Company, a New York corporation, with offices at 40 Wall Street, New York, New York 10005 (herein called "Warrant Agent").

         WHEREAS, the Company has issued or has determined to issue up to (i) 2,300,000 redeemable Warrants ("Public Warrants"), and (ii) 200,000 Warrants ("Representative's Warrants," together with the Public Warrants, "Warrants") issued or issuable upon exercise of a Purchase Option ("Purchase Option") to VFinance Investments, Inc., the representative of the underwriters for the Company's initial public offering ("Representative"), or its designees, evidencing the right of the holders thereof to purchase an aggregate of 2,500,000 shares of common stock of the Company, $.01 par value per share ("Common Stock"), which Warrants have been issued or will be issued as described in the Company's Registration Statement on Form S-1, Registration No. 333-92048, declared effective __________, 2002 ("Registration Statement"); and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

         WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights and limitation of rights of the Company, the Warrant Agent, and the holders of the Warrants; and

         WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.       WARRANTS.

         2.1 FORM OF WARRANT. Each Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto, shall be signed by, or bear the facsimile signature of, the Chairman of the Board or President and Secretary or Assistant Secretary of the Company and shall bear a facsimile of the Company's seal. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he had not ceased to be such at the date of issuance. No Warrant may be exercised until it has been countersigned by the Warrant Agent as provided in Section 2.3 hereof.

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         2.2 EFFECT OF COUNTERSIGNATURE. Unless and until countersigned by the
Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect.

         2.3 EVENTS FOR COUNTERSIGNATURE. The Warrant Agent shall countersign a Warrant only upon the occurrence of either of the following events:

                  (i) if the Warrant is to be issued in exchange or substitution for one or more previously countersigned Warrants, as hereinafter provided; or

                  (ii) if the Company instructs the Warrant Agent to do so.

         2.4 REGISTRATION.

                  2.4.1 WARRANT REGISTER. The Warrant Agent shall maintain books ("Warrant Register") for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

                  2.4.2 REGISTERED HOLDER. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register ("registered holder") as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         2.5 DETACHABILITY OF WARRANTS. The Warrants and Common Stock which comprise the units ("Units") as described in the Registration Statement will not trade separately until the 30th day after the effective date of the Registration Statement.

3.       TERMS AND EXERCISE OF PUBLIC WARRANTS.

         3.1 WARRANT PRICE. Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company, at a price of $7.50, one share of Common Stock, subject to the adjustments provided in Section 4 hereof. The term "Warrant Price" as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.

         3.2 DURATION OF WARRANTS. A Warrant may be exercised only during the period ("Exercise Period") commencing on the later of the consummation by the Company of a business combination as described in the Registration Statement or __________, 2002, and terminating on the earlier to occur of (i) __________, 2007 or (ii) the date fixed for redemption of such Warrant as provided in
Section 6 of this Agreement (the "Expiration Date"). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date.

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         3.3 EXERCISE OF WARRANTS.

                  3.3.1 PAYMENT. A Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrant and in substantially the form of Exhibit A hereto, duly executed, and by paying in full, in lawful money of the United States, in cash, good certified check or good bank draft payable to the order of the Company, the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock.

                  3.3.2 ISSUANCE OF CERTIFICATES. As soon as practicable after the exercise of any Warrant, the Company shall issue to the registered holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which such registered holder is entitled, registered in such name or names as may be directed by the registered holder, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares of Common Stock as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless a registration statement under the Securities Act of 1933, with respect to the securities is then currently effective. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.

                  3.3.3 VALID ISSUANCE. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued.

                  3.3.4 DATE OF ISSUANCE. Each person in whose name any such certificate for shares of Common Stock is issued and any such certificate for Warrants is issued shall for all purposes be deemed to have become the holder of record of such shares and Warrants on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares and Warrants at the close of business on the next succeeding date on which the stock transfer books are open.

                  3.3.5 WARRANT SOLICITATION FEE.

                  (a) The Company has engaged the Representative, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. The Company has also agreed to (i) assist the Representative with respect to such solicitation, if reasonably requested by the Representative, and (ii) at the Representative's request, provide the Representative and direct the Company's transfer and warrant agent to deliver to the Representative, at the Company's cost, lists of the record and, to the extent known, beneficial owners of the Company's Warrants. Accordingly, the Company hereby instructs the Warrant Agent to cooperate with the Representative in connection with the Representative's solicitation activities, including but not limited to providing to the Representative, at the Company's cost, such list of record and beneficial holders of the Warrants.

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                  (b) If, upon the exercise of any Warrant: (i) the market price of the Company's Common Stock is greater and such satisfaction was confirmed in writing by the holder of such Warrant than the then Warrant Price, (ii) the exercise of the Warrant was solicited by the Representative, (iii) the Warrant was not held in a discretionary account, then the Warrant Agent, simultaneously with the distribution of proceeds to the Company received upon exercise of the Warrant(s) so exercised, shall, on behalf of the Company, pay from the proceeds received upon exercise of the Warrant(s), a fee of 5% of the Warrant Price to the Representative for each Warrant exercised more than one year after the effective date of the Registration Statement. The Representative and the Company may at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrants certificates returned to the Warrant Agent upon exercise of Warrants.

                  (c) The provisions of this Section 3.3.5 may not be modified, amended or deleted without the prior written consent of the Representative.

                  3.3.6 REPRESENTATIVE'S WARRANTS. In connection with its services as Representative, the Company has issued to the Representative or its designees the Purchase Option. The Representative's Warrants, which will be issued or will be issuable upon exercise of the Purchase Option, are identical to the Public Warrants covered by this Agreement.

4.       ADJUSTMENTS.

         4.1 STOCK DIVIDENDS - SPLIT-UPS. If after the date hereof, and subject to the provisions of Section 4.5 hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective day thereof, the number of shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Warrant Price shall be correspondingly decreased.

         4.2 AGGREGATION OF SHARES. If after the date hereof, and subject to the provisions of Section 4.5 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, after the effective date of such consolidation, combination or reclassification, the number of shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Warrant Price shall be correspondingly increased.

         4.3 REORGANIZATION, ETC. If after the date hereof any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made whereby the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the securities of the Company immediately theretofore purchasable and receivable upon the exercise of the rights

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represented thereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of Common Stock and number of Warrants immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants, had such reorganization, reclassification, consolidation, merger, or sale not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the Warrant holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares of Common Stock purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Warrant Agent the obligation to deliver to the Warrant holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

         4.4 NOTICES OF CHANGES IN WARRANT. Upon every adjustment of the Warrant Price or the number of shares of Common Stock issuable on exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2 or 4.3, the Company shall give written notice in the manner set forth above of the record date for such dividend, distribution, or subscription rights, or the effective date of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for stock, securities or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

         4.5 NO FRACTIONAL SHARES. Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest, determined as follows:

                  (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on The Nasdaq National Market or The Nasdaq SmallCap Market or the OTC Bulletin Board, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of such Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

                  (ii) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of such Warrant; or

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                  (iii) If the Common Stock is not so listed or admitted to
unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         4.6 FORM OF WARRANT. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5.       TRANSFER AND EXCHANGE OF WARRANTS.

         5.1 REGISTRATION OF TRANSFER. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrant so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

         5.2 PROCEDURE FOR SURRENDER OF WARRANTS. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

         5.3 FRACTIONAL WARRANTS. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant.

         5.4 SERVICE CHARGES. No service charge shall be made for any exchange or registration of transfer of Warrants.

         5.5 WARRANT EXECUTION AND COUNTERSIGNATURE. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

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6.       REDEMPTION.

         6.1 REDEMPTION. Each of the outstanding Warrants may be redeemed, at the option of the Company, as a whole and not in part, after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2 hereof, at the price of $.05 per Redeemable Warrant ("Redemption Price"), provided that the last sale price of the Common Stock equals or exceeds 150% of the then Warrant Price on each of the twenty (20) consecutive trading days ending on the third day prior to the date on which notice of redemption is given.

         6.2 DATE FIXED FOR, AND NOTICE OF, REDEMPTION. In the event the Company shall elect to redeem the Warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the registered holders of the Warrants to be redeemed at their last address, as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

         6.3 EXERCISE AFTER NOTICE OF REDEMPTION. The Warrants may be exercised in accordance with Section 3 of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the time and date fixed for redemption. On and after the redemption date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the redemption price.

7.       OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS.

         7.1 NO RIGHTS AS STOCKHOLDER. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, or to vote, to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

         7.2 LOST, STOLEN, MUTILATED, OR DESTROYED WARRANTS. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

         7.3 RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

         7.4 REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission the Registration Statement for the registration, under the Securities Act of 1933, of, among others, the Warrants and the Common Stock issuable upon exercise of the Warrants.

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         7.5 REGISTRATION OF COMMON STOCK. The Company agrees that prior to the commencement of the Exercise Period, it shall file with the Securities and Exchange Commission a post-effective amendment to the Registration Statement, or a new registration statement, for the registration, under the Securities Act of 1933, of the Common Stock issuable upon exercise of the Warrants. In either case, the Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement until the expiration of the Warrants in accordance with the provisions of this Agreement. In connection with the filing of such registration statement, the Company shall disclose in such amendment or new registration statement the warrant solicitation fee payable to the Representative.

8.       CONCERNING THE WARRANT AGENT AND OTHER MATTERS.

         8.1 PAYMENT OF TAXES. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock and Warrants upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

         8.2 RESIGNATION, CONSOLIDATION, OR MERGER OF WARRANT AGENT.

                  8.2.1 APPOINTMENT OF SUCCESSOR WARRANT AGENT. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty
(60) days' notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing or qualified to do business under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

                  8.2.2 NOTICE OF SUCCESSOR WARRANT AGENT. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

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                  8.2.3 MERGER OR CONSOLIDATION OF WARRANT AGENT. Any
corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

         8.3 FEES AND EXPENSES OF WARRANT AGENT.

                  8.3.1 REMUNERATION. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

                  8.3.2 FURTHER ASSURANCES. The Company and the Warrant Agent agree to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent or the Company for the carrying out or performing of the provisions of this Agreement.

         8.4 LIABILITY OF WARRANT AGENT.

                  8.4.1 RELIANCE ON COMPANY STATEMENT. Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

                  8.4.2 INDEMNITY. The Warrant Agent shall be liable hereunder only for its own negligence or willful misconduct or any actions taken in bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct, or bad faith.

                  8.4.3 EXCLUSIONS. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

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         8.5 ACCEPTANCE OF AGENCY. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of shares of the Company's Common Stock through the exercise of Warrants.

9.       MISCELLANEOUS PROVISIONS.

         9.1 SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

         9.2 NOTICES. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or by the Company shall be sufficiently given or made if sent by certified mail, or private courier service, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

         99Cent Stuff, Inc.
         1801 Clint Moore Road
         Boca Raton, Florida 33487
         Attn:  Raymond Zimmerman

         with a copy to:

         Sachs Sax Klein
         301 Yamato Road, Suite 4150
         Boca Raton, Florida 33431
         Attn:   Michael D. Karsch, Esq.

         and

         Adorno & Yoss, P.A.
         350 E. Las Olas Boulevard, Suite 1700
         Ft. Lauderdale, Florida 33301
         Attn:   James Schneider, Esq.

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by certified mail or private courier service, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

         American Stock Transfer & Trust Company
         59 Maiden Lane
         New York, New York 10038
         Attn:   Compliance Department

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         9.3 APPLICABLE LAW. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. Each of the Company and the Warrant Agent hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the Company and the Warrant Agent hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company or the Warrant Agent may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section
9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon each of the Company and the Warrant Agent in any action, proceeding or claim. Each of the Company and the Warrant Agent agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         9.4 PERSONS HAVING RIGHTS UNDER THIS AGREEMENT. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants and, for the purposes of Section 3.3.5 hereof, the Representative, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants. The parties hereto agree that the Representative is intended to be a third-party beneficiary with respect to Section 3.3.5 with all legal rights and remedies available to it as fully as if it were a party hereto.

         9.5 EXAMINATION OF THE WARRANT AGREEMENT. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

         9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         9.7 EFFECT OF HEADINGS. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.

Attest:                            99CENT STUFF, INC.



_______________________________     By:___________________________________
                                                                       Name:
                                                                       Title:


Corporate Seal


Attest:                             AMERICAN STOCK TRANSFER & TRUST COMPANY



_______________________________     By:___________________________________
                                                                       Name:
                                                                       Title:

                                    EXHIBIT A


                             FORM OF CLASS A WARRANT


NO.___                                                                  WARRANTS
                                                                       CUSIP____


                           VOID AFTER __________, 2007
                               WARRANT CERTIFICATE

                               99 CENT STUFF, INC.

THIS CERTIFIES THAT, FOR VALUE RECEIVED _____________________ or registered assigns (the "Registered Holder") is the owner of the number of Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.01 par value, of 99 Cent Stuff, Inc., a Florida corporation (the "Company"), at any time from the Commencement Date (as hereinafter defined) to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $7.50, subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of ________, 2002, by and between the Company and the Warrant Agent.

In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

The term "Commencement Date" shall mean ________, 2002. The term "Expiration Date" shall mean 5:00 P.M. (New York City time) on ________, 2007, or earlier upon redemption. If any of such dates shall in the State of New York be a holiday or a day on which the banks are authorized to close, then such date shall mean 5:00 P.M. (New York City time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with
Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant.

This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed in whole and not in part at the option of the Company at a redemption price of $.01 per Warrant, at any time commencing after the Commencement Date, provided that the last sales price of the Common Stock, for twenty (20) consecutive trading days ending on the third business day prior to the day that the notice of redemption is given, equals or exceeds 150% of the Purchase Price then in effect (subject to adjustment in the event of any stock splits or other similar events). Notice of redemption shall be given not less than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.01 per Warrant upon surrender of this Certificate.

In accordance with the Warrant Agreement, VFinance Investments, Inc. shall be entitled in certain events to receive a commission equal to 5% of the proceeds received by the Company from the exercise of the Warrants.

Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:                  , 2002

99 CENT STUFF, INC.                         COUNTERSIGNED:

____________________________                AMERICAN STOCK TRANSFER
                                            & TRUST COMPANY, as Warrant Agent
By:                                         By:
 ------------------------------                 ------------------------------
Name:                                       Name:
Title:                                      Title:


CORPORATE SEAL

                                SUBSCRIPTION FORM

         To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder hereby irrevocably elects to exercise _____________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (please print or type name and address)

and be delivered to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:                                   X -------------------------------------
                                          --------------------------------------
                                          --------------------------------------
                                          --------------------------------------
                                                         Address

                                          --------------------------------------
                                               Social Security or Taxpayer
                                                  Identification Number

                                          --------------------------------------
                                                  Signature Guaranteed

                                          --------------------------------------

The undersigned represents that the exercise of the within Warrant was solicited by VFinance Investments, Inc. If not solicited by VFinance Investments, Inc., please write "unsolicited" in the space below or write the name of the broker/dealer which solicited your exercise. Unless otherwise indicated, it will be assumed that the exercise was solicited by VFinance Investments, Inc.

                                          --------------------------------------
                                          (Write "unsolicited" on above line if
                                           not solicited by VFinance
                                           Investments, Inc.)

Dated:                                    Signature:
      ---------------------------------             ----------------------------

                                   ASSIGNMENT

         FOR VALUE RECEIVED, ______________________________________________
_______________________________________ hereby sells, assigns and transfers unto

                        PLEASE INSERT SOCIAL SECURITY OR
                            OTHER IDENTIFYING NUMBER

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (please print or type name and address)

___________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints____________________

--------------------------------------------------------------------------------
Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                                   X
      ---------------------------------   --------------------------------------
                                                   Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.